Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Pasithea Therapeutics Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	247,151	$7.1947	$1,778,177.3	$0.00014760	$262.46
Total Offering Amounts					$1,778,177.3		$262.46
Total Fee Offsets							–
Net Fee Due							$262.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions which results in an increase in the number of outstanding shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”).

(2)	Represents: (i) an automatic annual increase of 31,254 shares of Common Stock on January 1, 2024 to the number of shares of Common Stock reserved for issuance under, and which annual increase is provided for in, the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan (the “2023 Plan”), (ii) an anticipated automatic annual increase of 31,254 shares of Common Stock on January 1, 2025 to the number of shares of Common Stock reserved for issuance under, and which annual increase is provided for in, the 2023 Plan, (iii) an anticipated automatic annual increase of 31,254 shares of Common Stock on January 1, 2026 to the number of shares of Common Stock reserved for issuance under, and which annual increase is provided for in, the 2023 Plan, and (iv) 153,389 shares of Common Stock issuable pursuant to the 2023 Plan (including 28,389 shares of Common Stock that were previously reserved for issuance under the Company’s 2021 Stock Incentive Plan).

(3)	Calculated in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on March 25, 2024, which date is within five business days prior to the date of filing of this Registration Statement.